Exhibit 10.1
STANDSTILL AND VOTING AGREEMENT
This Standstill and Voting Agreement ("Agreement") is made and entered into on and as of August 8, 2012 ("Effective Date"), by and between Autobytel Inc., a Delaware corporation ("Company"), and the undersigned direct or beneficial holders of Common Stock (as hereinafter defined) of the Company ("Stockholders").
Background Facts
Effective as of May 26, 2010, the Company has adopted a Tax Benefit Preservation Plan ("Plan"). The Board of Directors of the Company ("Board") adopted the Plan to protect stockholder value by preserving important tax assets. The Company has generated substantial net operating loss carryovers and other tax attributes for United States federal income tax purposes ("Tax Benefits") that can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company's ability to use the Tax Benefits will be adversely affected if there is an "ownership change" of the Company as defined under Section 382 of the Internal Revenue Code ("Section 382"). In general, an ownership change will occur if the Company's "5% shareholders" (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period. The Plan was adopted to reduce the likelihood that the Company's use of its Tax Benefits could be substantially limited under Section 382. The Plan is intended to deter any "Person" (as defined in the Plan) from becoming an "Acquiring Person" (as defined in the Plan) and thereby jeopardizing the Company's Tax Benefits. In general, an Acquiring Person is any Person, itself or together with all "Affiliates" (as defined in the Plan) of such Person, that becomes the "Beneficial Owner" (as defined in the Plan) of 4.90% or more of the Company's outstanding "Common Stock" (as defined in the Plan). Under the Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person's ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company's Tax Benefits or is otherwise in the best interests of the Company.  The Board shall not have any obligation, implied or otherwise, to grant such an exemption.

On August 7, 2012, Mercury Management, L.L.C., a Texas limited liability company ("Mercury") notified the Company that various investment funds managed by Mercury ("Mercury Funds") held, in the aggregate, approximately 400,000 shares of Common Stock in the Company, or approximately 4.5% of the Company's outstanding Common Stock. Mercury informed that Company that if permitted to do so under the Plan, Mercury and the Mercury Funds would be interested in acquiring Beneficial Ownership of additional shares of Common Stock. As of the Effective Date, the holdings of Common Stock Beneficially Owned by Mercury and its Affiliates, including the Mercury Funds, are as set forth on the signature page hereto.

Mercury has requested that the Board consider whether the Board would exercise its discretionary authority under the Plan to deem Mercury and its Affiliates not to be an Acquiring Person by reason of the acquisition of Beneficial Ownership of additional shares of Common Stock because the acquisition of Beneficial Ownership of shares of Common Stock by Mercury and its Affiliates will not be likely to directly or indirectly limit the availability to the Company of the Tax Benefits or otherwise is in the best interests of the Company ("Plan Exemption").

The Board has considered Mercury' request and is prepared to grant Mercury and its Affiliates a Plan Exemption, subject to and in reliance upon the Stockholders entering into and remaining in compliance with the terms and conditions set forth in this Agreement.
AGREEMENT
In consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:
1.  Definitions.

1.1  For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1.

1.1.1  The term "Associate" shall be as defined in the Plan.

1.1.2  "Beneficial Ownership" shall be as defined in the Plan.

1.1.3  "Company Acquisition Transaction" means (i) the commencement (within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act) of a tender or exchange offer by a third party for at least 4.9% of the then outstanding capital stock of the Company or any direct or indirect Subsidiary of the Company, (ii) the commencement by a third party of a proxy solicitation with respect to the election of any directors of the Company or with respect to any transaction under clauses (iii) or (iv) of this Section 1.1.3, (iii) any sale, license, lease, exchange, transfer, disposition or acquisition of any portion of the business or assets of the Company or any direct or indirect Subsidiary of the Company (other than in the ordinary course of business), or (iv) any merger, consolidation, business combination, share exchange, reorganization, recapitalization, restructuring, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any direct or indirect Subsidiary of the Company.

1.1.4  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.1.5  "Group" shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and Rule 13d-5 of the General Rules and Regulations under the Exchange Act.

1.1.6  The term "Shares" means all issued and outstanding shares of Common Stock that the Stockholders or any of their Affiliates or Associates are collectively deemed to Beneficially Own (as defined in the Plan). In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares of capital stock into which or for which any or all of the Shares may be changed or exchanged. The Stockholders agree that any shares of Common Stock that any of them or their Affiliates or Associates purchase or that any of them or their Affiliates or

Associates are deemed to Beneficially Own after the Effective Date and before the termination of this Agreement pursuant to Section 6 shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the Effective Date.  Whether any of the Stockholders or any of their Affiliates or Associates are deemed to Beneficially Own shares of Common Stock for purposes of this Section 1.1.2 shall be determined by the Board in its sole discretion in the context of the terms of the Plan (as such may be amended from time to time).
1.1.7  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

2.  Voting of Shares.

2.1  Agreement to Vote Shares.

2.1.1  Each Stockholder hereby covenants and agrees, jointly and severally, that during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 6, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Stockholder shall (a) appear at the meeting or otherwise cause any and all Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote (or cause to be voted) any and all Shares in accordance with the recommendations of, or instructions provided by, the Board.  Each Stockholder hereby further agrees not to enter into any proxy, agreement or understanding with any person or entity the effect of which would be materially inconsistent with or violative of any provision contained in this Section 2.1.

2.1.2  The parties acknowledge that a Stockholder may grant a proxy or enter into an agreement or understanding with another Stockholder for the purposes of voting Shares as long as (i) the Shares that are the subject of any such proxy, agreement or understanding are voted in compliance with the provisions of this Section 2.1 and 2.2; (ii) any such proxy, agreement or understanding will not have the effect of superseding or revoking the Proxy granted by the Stockholders under Section 2.2 and shall be subject and subordinate to the exercise of such Proxy pursuant to Section 2.2; and (iii) the granting of such proxy or entering into such an agreement or understanding would not result in any Stockholder being a "5% shareholder" of the Company for purposes of Section 382.

2.2  Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A ("Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares, subject to the other terms of this Agreement.  The Proxyholders (as defined in the Proxy) shall be entitled to exercise the rights granted to them in the Proxy in order to vote the Shares in the event and to the extent that the Stockholders fail to vote the Shares in accordance with Section 2.1. Each Stockholder represents, covenants and agrees that, except for (i) the Proxy granted pursuant to the foregoing provisions of this Section 2.2; (ii) any proxy granted by the Stockholder to another Stockholder in compliance with Section 2.1.2; (iii) any proxy or other voting agreement or understanding granted or entered into by the Stockholder to or with the Company's Board, the Company or any officer thereof; (iii) any proxy or other voting agreement or understanding granted or entered into by the Stockholder with the approval of the Board; or (iv) as contemplated by this Agreement: (a) Stockholder shall not, during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 6, grant any proxy or power of attorney, or deposit any Shares into a voting trust or enter into a voting agreement or other voting arrangement, with respect to the voting of the Shares (each a "Voting Proxy"), and (b) Stockholder has not granted, entered into or otherwise created any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy is hereby revoked.
3.  Standstill.

      3.1  Standstill Provisions. Unless and until this Agreement is terminated pursuant to Section 6, none of the Persons comprising the Stockholders will, in any manner, directly or indirectly (except (i) pursuant to a negotiated transaction approved by the Board; or (ii) as may otherwise be approved by the Board), and Mercury will cause its Affiliates, including the Mercury Funds to not:

(a)  make, effect, initiate, cause or participate in (i) any acquisition of Beneficial Ownership of any securities of the Company or any securities of any Subsidiary or other Affiliate or Associate of the Company (except such transfers between Stockholders in compliance with Section 3.2), (ii) any Company Acquisition Transaction, or (iii) any "solicitation" of "proxies" (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Exchange Act) or consents with respect to any securities of the Company; the parties acknowledge that (1) a Stockholder shall not be deemed to make, effect, initiate, cause or participate in any acquisition of Beneficial Ownership under clause (i) of this Subsection 3.1(a) solely by reason of engaging in the sale of Shares in open market transactions in compliance with Section 3.3(a); (2) a Stockholder shall not be deemed to make, effect, initiate, cause or participate in any Company Acquisition Transaction under clause (ii) of this Subsection 3.1(a) or any solicitation of proxies under clause (iii) of this Subsection 3.1(a) solely by reason of a Stockholder voting its Shares in compliance with Section 2.1.1; and (3) a Stockholder shall not be deemed to make, effect, initiate, cause or participate in any solicitation of proxies under clause (iii) of this Subsection 3.1(a) solely by reason of any solicitation of a proxy, agreement or understanding from another Stockholder regarding the voting of the Shares in compliance with Sections 2,1,1 and  2.1.2;

(b)  nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company;

(c)  take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in subsection (a) of this Section 3.1;

(d)  request or propose that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 3.1, including this subsection 3.1(d);

(e)   agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in subsections (a), (b), (c) or (d) of this Section 3.1;

(f)  assist, induce or encourage any other Person to take any action referred to in subsections (a), (b), (c) or (d) of this Section 3.1; or

(g)  enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in subsections (a), (b), (c) or (d) of this Section 3.1.

Notwithstanding the foregoing provisions of this Section 3.1, the Stockholders as a group may acquire Beneficial Ownership of additional shares of Common Stock ("Additional Shares") as long as (i) the Beneficial Ownership of the Stockholders as a group does not exceed 7.5% of the Company's outstanding Common Stock at the time of the acquisition of Beneficial Ownership of the Additional Shares; (ii) the Stockholders have complied with and are in compliance with all of the provisions of this Agreement at all times prior to and as of the acquisition of any Additional Shares; (iii) the representations and warranties of the Stockholders in this Agreement shall be true, accurate and complete as if made as of the date of any such acquisition of Additional Shares; (iv) the acquisition of Additional Shares would not result in Mercury, any one Stockholder, its Affiliates or any investors in the Mercury Funds or the Stockholders, their Affiliates or an investors in the Mercury Funds, individually or as a group, constituting more than one (1) "5% shareholder" of the Company for purposes of Section 382; and (v) the Additional Shares are acquired only by Mercury Fund X, Ltd..

3.2  Section 382 Compliance. Unless and until this Agreement is terminated pursuant to Section 6, no transfers of shares of Common Stock between and among Stockholders shall be permitted if, as a result of any such transfer, any Stockholder, shall become the Beneficial Owner of Shares in an amount that would result in such Stockholder being a second "5% shareholder" of the Company among the Stockholders for purposes of Section 382. Unless and until this Agreement is terminated pursuant to Section 6, no Stockholder will permit any investor in an Mercury Fund to acquire interests in any other Mercury Fund if as a result of such acquisition such investor would become a "5% shareholder" of the Company for purposes of Section 382.

3.3  Sales of Common Stock. Unless and until this Agreement is terminated pursuant to Section 6, no Stockholder will sell or otherwise transfer any Beneficial Ownership in any shares of Common Stock to any Person not a party to this Agreement except:

(a)  in open market transactions on the NASDAQ Global Stock Market or on such principal stock exchange as the Common Stock is then listed for trading; or if the Common Stock is not listed on any stock exchange at the time, then in transactions effected through  trading on an inter-dealer quotation system if the Common Stock is then quoted on such a system, and if not, then through trading on over-the-counter bulletin boards or "pink sheets"; or

(b)  in private transactions and only if any such private transaction is not to any Person or Group who the Stockholder reasonably believes after due inquiry

Beneficially Owns or as a result of such transaction would Beneficially Own more than 4.9% of the then outstanding Common Stock.
3.4  Grant of Plan Exemption. Subject to and in reliance upon the representations, warranties and obligations of the Stockholder under this Agreement, the Board has granted the Stockholders a Plan Exemption. As long as the Stockholders remain in full compliance with this Agreement, the Company shall maintain the Plan Exemption in effect.

3.5  Schedule 13G Filing. In the event that a Stockholder files a Schedule 13G with the Securities and Exchange Commission ('SEC") indicating that it is the beneficial owner (as the term "beneficial ownership" is defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than five percent of the Common Stock, Mercury agrees to cooperate with the Company upon the Company's request for information from Mercury and its Affiliates, including the Mercury Funds, regarding the beneficial ownership structure and interest percentage in Common Stock by Mercury or any of its Affiliates, including the Mercury Funds.

4.  Representations and Warranties of the Stockholders.  Each Stockholder hereby makes the following representations and warranties, severally and not jointly (except in the case of Section 4.4, Section 4.5 and Section 4.6, which representations and warranties are made jointly and severally by all of the Stockholders):

4.1  Authority; Validity.  The Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, with respect to Mercury Capital, the power to direct and control the Mercury Funds in order to comply with the terms of this Agreement.  The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder.  This Agreement has been duly executed and delivered by the Stockholder.  If this Agreement is being executed in a representative or fiduciary capacity with respect to the Stockholder, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

4.2  Non-Contravention.  The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of, or default by (with or without notice or lapse of time, or both) the Stockholder under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any encumbrance upon any of the properties or assets of the Stockholder under, any provision of (a) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Stockholder or to which the Stockholder is a party, or (b) any judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, other than any such conflicts, violations, defaults, rights, or encumbrances that, individually or in the aggregate, would not impair the ability of the Stockholder to perform the Stockholder's obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby.

4.3  Litigation.  As of the date hereof, there is no action pending, or to the knowledge of the Stockholder, threatened with respect to the Stockholder's ownership of the Shares, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by the Stockholder of his, her or its obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

4.4  Title.  As of the Effective Date, the Stockholders (together with their Affiliates and Associates) collectively are deemed to Beneficially Own the Shares set forth on the signature page hereto.  On and as of the date hereof, the Shares are free and clear of any encumbrances that, individually or in the aggregate, would impair the ability of the Stockholders to perform the Stockholders' obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby.  As of the date hereof, the number of Shares set forth on the signature page hereto are the only Shares beneficially owned by the Stockholders (together with their Affiliates and Associates) or over which the Stockholders (together with their Affiliates and Associates) exercise sole or shared voting power. The Shares are held by the several Stockholders, as set forth on the signature page hereto, and no Affiliate of Mercury Beneficially Owns any Common Stock other than a Stockholder, and no one Stockholder owns 4.9% or more of the outstanding Common Stock of the Company for purposes of Section 382 as of the Effective Date.  No investor in any Mercury Fund, on a look-through basis for purposes of Section 382, owns 4.9% or more of the outstanding Common Stock of the Company as of the Effective Date.

4.5  Acquisition of Shares.  The Stockholders collectively represent that the Shares were not acquired for the purpose or with the intention of causing the Stockholders (whether collectively or individually) to become an Acquiring Person.  The Stockholders further collectively represent that their acquisition (together with their Affiliates and Associates) of the beneficial ownership of a sufficient number of Shares that could cause them (whether collectively or individually) to be an Acquiring Person, was done so inadvertently, including because the Stockholders were unaware that they collectively beneficially owned a sufficient number of Shares that would cause them to be an Acquiring Person, or the Stockholders were aware of the extent of their beneficial ownership of Shares but had no actual knowledge of the consequences of such beneficial ownership for purposes of the Plan.

4.6  Reliance. The Stockholders acknowledge that the Company is relying on the representations and covenants contained herein for purposes of granting the Plan Exemption under the Plan.

4.7  No Influence or Control.  As of the Effective Date, and at all times while this Agreement is in effect, the Stockholders collectively represent that the Stockholders (together with their Affiliates and Associates): (a) have acquired the Shares set forth on the signature page hereto in the ordinary course of their respective businesses, (b) have not acquired the Shares with the purpose or the effect of changing or influencing the control of the Company, and (c) have not acquired the Shares in connection with or as a participant in any transaction having such purpose or effect. As of the Effective Date, the Stockholders collectively represent that the Stockholders (together with their Affiliates and Associates) do not have any knowledge that any third party is currently engaged in undertaking, or has any intention or plan to undertake, a Company

Acquisition Transaction. To the extent this Agreement permits any additional acquisition of shares of Common Stock by a Stockholder, the Stockholders further collectively represent that if they (or any of them individually) acquire any additional Shares on the Effective Date or at any time following the Effective Date until this Agreement terminates pursuant to Section 6, such acquisition of Shares (x) will not be made with the purpose or the effect of changing or influencing the control of the Company, and (y) will not be made in connection with (and none of the Stockholders will be a participant in) any transaction having such purpose or effect.
5.  Representations and Warranties of the Company.  The Company represents and warrants to each Stockholder that:

5.1  Authority; Validity.  The Company has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed and delivered by the Company.  If this Agreement is being executed in a representative or fiduciary capacity with respect to the Company, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

5.2  Non-Contravention.  The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) require the Company to obtain the consent or approval of any governmental entity, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Company or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Company or pursuant to which any of its assets are bound, or (d) violate any other material agreement to which the Company or any of its subsidiaries is a party.

6.  Effectiveness; Termination; Survival.

6.1  Effectiveness.  This Agreement shall become effective upon its execution by each of the Stockholders and the Company.

6.2  Termination.  This Agreement, and the obligations of the Stockholders hereunder, including, without limitation, the Stockholders' obligations under Section 2 and Section 3 shall terminate: (a) at any time by written consent of each of the Stockholders and the Company, (b) automatically upon the termination of the Plan whether by the Board or upon its own terms, unless a substitute or successor tax benefit preservation or other stockholder rights plan is implemented, in which case this Agreement shall not terminate, and (c) upon the delivery to the Company of a certification executed by an authorized officer of each of the Stockholders, certifying that the Stockholders (together with their Affiliates and Associates) collectively Beneficially Own less than 4.9% of the then-outstanding shares of Common Stock. The Plan Exemption granted by the Board shall continue for only so long as the Stockholders are in compliance with the terms of this Agreement.  If the Stockholders violate any provision herein, then the Board shall have the right, in its sole discretion, to revoke the Plan Exemption, upon which the Stockholders shall be an Acquiring Person as defined in and for purposes of the Plan if any Stockholder otherwise meets the requirements to be deemed an Acquiring Person at such time.
6.3  Survival.  Section 8, Section 9 and Section 10 shall survive the termination of this Agreement for any reason.

7.  Additional Stockholders.  If, during the period commencing on the Effective Date and continuing until this Agreement terminates pursuant to Section 6, any Affiliate or Associate of any of the Stockholders that is not already a party hereto becomes the Beneficial Owner of any shares of the Common Stock, or otherwise acquires the ability to exercise sole or shared voting power with respect to any shares of the Common Stock or obtain an economic interest in any shares of Common Stock, then Mercury or the Stockholder of which the person is an Affiliate or Associate shall cause the person to become a party to this Agreement by executing and delivering a counterpart signature page hereto and agree to be bound by and subject to the terms and conditions of this Agreement as a "Stockholder," and the shares of Common Stock acquired by such person shall be deemed Shares for all purposes of this Agreement.

8.  Additional Agreements.  In the event that this Agreement is terminated in accordance with Section 6.2(c), and any of the Stockholders or any of their Affiliates or Associates (whether collectively or individually) are again deemed to Beneficially Own 4.9% or more of the outstanding shares of Common Stock, then, should the Board again exercise its discretionary authority under the Plan to grant the Stockholders another Plan Exemption (which the Board is not obligated to grant), the Stockholders (to the extent they Beneficially Own Shares at that time) agree (and agree to compel their Affiliates and Associates, as applicable) to enter into a standstill and voting agreement with the Company on substantially the same terms as set forth herein.  In addition, to the extent that the Plan is terminated (whether by the Board or upon its own terms) and replaced by a new tax benefit preservation or stockholder rights plan, then, at the request of the Company, the Stockholders agree (and agree to compel their Affiliates and Associates, as applicable) to enter into a new standstill and voting agreement on substantially the same terms as this Agreement should the Board again exercise its discretionary authority under the Plan to grant the Stockholders another Plan Exemption (which the Board is not obligated to grant).

9.  Further Assurances.  Subject to the terms of this Agreement, from time to time, the Stockholders shall execute and deliver such additional documents and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

10.  Miscellaneous.

10.1  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.2  Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other parties.
10.3  Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

10.4  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available upon any such violation, each party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity and each party hereby irrevocably and unconditionally waives any objection to the other parties seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means.

10.5  Attorney's Fees.  If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

10.6  Notices.  Unless otherwise specified herein, all notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one (1) business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service, or (d) five (5) business days after being sent by registered or certified mail.  All communications shall be sent to the address as set forth on the signature pages hereof or at such other address for a party as shall be specified by like notice.

10.7  Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Delaware (or, if such courts lack jurisdiction, the appropriate Delaware state courts) for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the United States of America located in the State of Delaware (or, if such courts lack jurisdiction, the appropriate Delaware state courts) and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.8  Entire Agreement.  This Agreement and the Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

10.9  Counterparts.  This Agreement may be executed in counterparts and may be delivered by email, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10  Captions.  The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the Effective Date.
Autobytel Inc.

By:	/s/ Glenn E. Fuller Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary
Notice Address:
Autobytel Inc.
18872 MacArthur Blvd.
Suite 200
Irvine, California 92612
Facsimile No.: 949.862.1323
Attn: Chief Legal Officer

[Remainder of Page Intentionally Left Blank; Signature Pages, Addresses, and Beneficial Ownership For Stockholders Follow]

Mercury Management, L.L.C., a Texas limited liability company

By:        /s/ Kevin C. Howe
Kevin C. Howe, Manager

Mercury Ventures II, Ltd., a Texas limited partnership

By: Mercury Management, L.L.C., a Texas limited liability company, General Partner

By:  /s/ Kevin C. Howe
Kevin C. Howe, Manager

Mercury Fund IX, Ltd. a Texas limited partnership

By:       Mercury Ventures II, Ltd., a Texas limited partnership,
General Partner

By: Mercury Management, L.L.C., a Texas limited liability company, General Partner

By:  /s/ Kevin C. Howe
Kevin C. Howe, Manager

Mercury Fund X, Ltd. a Texas limited partnership

By:          Mercury Ventures II, Ltd., a Texas limited partnership, General Partner

By: Mercury Management, L.L.C., a Texas limited liability company, General Partner

By:  /s/ Kevin C. Howe
Kevin C. Howe, Manager

   /s/ Kevin C. Howe
Kevin C. Howe

Number of Shares Beneficially Owned by the Stockholders as of Effective Date:
Mercury Fund IX, Ltd.	108,590
Mercury Fund X, Ltd.	288,205
Mercury Ventures, II, Ltd.	396,795
Mercury Management, LLC	396,795
Kevin Howe	396,795

Notice Address for Stockholders

c/o Mercury Management, LLC 501 Park Lane Drive McKinney, Texas 75070 Tel: 469.952.3085 Fax: 469.952.2236 Email: dgoodwin@mercuryvc.com

Exhibit A

Irrevocable Proxy

The undersigned stockholder ("Stockholder") of Autobytel Inc., a Delaware corporation ("Company"), hereby irrevocably appoints and constitutes Jeffrey H. Coats, Glenn E. Fuller and Curtis E. DeWalt (collectively, the "Proxyholders"), and each of them individually, the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to all Shares (as defined in that certain Standstill and Voting Agreement dated as of August 8, 2012 ("Voting Agreement"))  beneficially owned by the Stockholder (including any Shares acquired by any Stockholder on or after the date hereof and before the date this proxy terminates) to vote the Shares as follows: the Proxyholders named above, or each of them individually, are empowered at any time before termination of this proxy to exercise all voting rights of the undersigned at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board.
The proxy granted by Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Stockholder set forth in Section 2.1 of the Voting Agreement and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.
This proxy will automatically terminate upon the termination of the Voting Agreement in accordance with its terms.
Except for any proxy granted by the Stockholder to the Board, the Company or any officer thereof, and except as contemplated by the Agreement, upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
This proxy is irrevocable (to the fullest extent permitted by law) and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned.

 Dated:  August 8, 2012
[Mercury Fund IX, Ltd., a Texas limited partnership]
[Mercury Fund X, Ltd., a Texas limited partnership]
By:         Mercury Ventures II, Ltd., a Texas limited partnership
General Partner for Each Fund
By: Mercury Management, LLC, a Texas, limited liability company, General Partner

By: ___________________________
Kevin Howe, Manager

Irrevocable Proxy

The undersigned stockholder ("Stockholder") of Autobytel Inc., a Delaware corporation ("Company"), hereby irrevocably appoints and constitutes Jeffrey H. Coats, Glenn E. Fuller and Curtis E. DeWalt (collectively, the "Proxyholders"), and each of them individually, the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to all Shares (as defined in that certain Standstill and Voting Agreement dated as of August 8, 2012 ("Voting Agreement"))  beneficially owned by the Stockholder (including any Shares acquired by any Stockholder on or after the date hereof and before the date this proxy terminates) to vote the Shares as follows: the Proxyholders named above, or each of them individually, are empowered at any time before termination of this proxy to exercise all voting rights of the undersigned at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board.
The proxy granted by Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Stockholder set forth in Section 2.1 of the Voting Agreement and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.
This proxy will automatically terminate upon the termination of the Voting Agreement in accordance with its terms.
Except for any proxy granted by the Stockholder to the Board, the Company or any officer thereof, and except as contemplated by the Agreement, upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
This proxy is irrevocable (to the fullest extent permitted by law) and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned.
Dated:  August 8, 2012
Mercury Fund IX, Ltd., a Texas limited partnership

By:           Mercury Ventures II, Ltd., a Texas limited partnership
General Partner for Each Fund
By:  Mercury Management, LLC, a Texas, limited liability company, General Partner
By:  /s/ Kevin C. Howe
Kevin Howe, Manager

Irrevocable Proxy

The undersigned stockholder ("Stockholder") of Autobytel Inc., a Delaware corporation ("Company"), hereby irrevocably appoints and constitutes Jeffrey H. Coats, Glenn E. Fuller and Curtis E. DeWalt (collectively, the "Proxyholders"), and each of them individually, the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to all Shares (as defined in that certain Standstill and Voting Agreement dated as of August 8, 2012 ("Voting Agreement"))  beneficially owned by the Stockholder (including any Shares acquired by any Stockholder on or after the date hereof and before the date this proxy terminates) to vote the Shares as follows: the Proxyholders named above, or each of them individually, are empowered at any time before termination of this proxy to exercise all voting rights of the undersigned at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board.
The proxy granted by Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Stockholder set forth in Section 2.1 of the Voting Agreement and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.
This proxy will automatically terminate upon the termination of the Voting Agreement in accordance with its terms.
Except for any proxy granted by the Stockholder to the Board, the Company or any officer thereof, and except as contemplated by the Agreement, upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
This proxy is irrevocable (to the fullest extent permitted by law) and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned.

 Dated:  August 8, 2012
Mercury Fund X, Ltd., a Texas limited partnership

By:         Mercury Ventures II, Ltd., a Texas limited partnership
General Partner for Each Fund
By: Mercury Management, LLC, a Texas, limited liability company, General Partner

By:  /s/ Kevin C. Howe
Kevin Howe, Manager